Exhibit 5.1


                               [Letterhead of
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             One Beacon Street
                      Boston, Massachusetts 02108-3194
                              (617) 573-4800]


                                       April 27, 2000


PRAECIS PHARMACEUTICALS INCORPORATED
One Hampshire Street
Cambridge, Massachusetts  02139-1572

                Re: Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as special counsel to PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"): (i) 160,000 shares (the "Stock Purchase Shares") of common stock, par value $.01 per share ("Common Stock"), of the Registrant issuable upon the exercise of options ("Stock Purchase Plan Options") which may be granted under the Registrant's Employee Stock Purchase Plan (the "Stock Purchase Plan"); and (ii) 9,092,654 shares of Common Stock (the "Option Shares" and, together with the Stock Purchase Shares, the "Shares") issuable upon the exercise of options ("Stock Plan Options" and, together with Stock Purchase Plan Options, "Options") granted or which may be granted under the Registrant's Second Amended and Restated 1995 Stock Plan (the "1995 Stock Plan").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on the date hereof,
(ii) the Stock Purchase Plan, (iii) the 1995 Stock Plan, (iv) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant, each as currently in effect, (v) a specimen certificate representing the Common Stock (the "Specimen Certificate") and
(vi) certain resolutions adopted by the Board of Directors of the Registrant relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrant and such agreements, certificates of public officials, certificates of officers or other representatives of the Registrant and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Registrant, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Registrant and others.

            We have also assumed for purposes of this opinion that any option agreement or other instrument setting forth the terms of any Option (each, an "Option Agreement") is consistent with the Stock Purchase Plan or the 1995 Stock Plan, as applicable, was duly authorized, and, if applicable, validly executed and delivered by the parties thereto, and that the consideration received by the Registrant for the Shares delivered pursuant to the exercise of each such Option will be in an amount at least equal to the par value of such Shares.

            The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when Shares have been paid for and certificates therefor in the form of the Specimen Certificate have been issued and delivered pursuant to the exercise, in accordance with the terms of the Stock Purchase Plan or the 1995 Stock Plan and the applicable Option Agreement, of an Option duly granted under the Stock Purchase Plan or the 1995 Stock Plan, such Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

            This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement with the Commission and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.

                                       Very truly yours,

                           /s/ Skadden, Arps, Slate, Meagher & Flom LLP